UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION STATEMENT
April 4, 2016

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

☒     Filed by the registrant
☐     Filed by a party other than the registrant

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

GRID PETROLEUM CORP.
(Name of Registrant as Specified In Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of Securities to which transaction applies: _________________________________________________
2)	Aggregate number of securities to which transaction applies: __________________________________________________
3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
___________________________________________________

4)	Proposed maximum aggregate value of transaction : ___________________________________________________
5)	Total fee paid:

☐  Fee paid previously with preliminary materials.
☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.
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4) Date Filed:

SCHEDULE 14C INFORMATION STATEMENT
Pursuant to Regulation 14C of the Securities Exchange Act
of 1934 as amended

Grid Petroleum Corp
175 Joerschke Drive, Suite A
Grass Valley, California 95945

GENERAL INFORMATION

This Information Statement (the “Information Statement”) has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $.00001 per share (the “Common Stock”), of Grid Petroleum Corp., a Nevada Corporation (the “Company”), to notify such Stockholders that on or about March 25, 2016, the Company received written consents in lieu of a meeting of Stockholders from holders of 5,031,048,471 shares of voting securities representing approximately 99% of the 6,708,064,628 shares of the total issued and outstanding shares of voting stock of the Company (the “Majority Stockholders”) to authorize the Company’s Board of Directors to approve the following:

(1) to change the name of the Company to “Simlatus Corporation” (the “Name Change”).

On March 25, 2016, the Board of Directors of the Company approved the Name Change, subject to Stockholder approval. The Majority Stockholders approved the Name Change by written consent in lieu of a meeting on March 25, 2016. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Name Change.  The Name Change will become effective when we file the Certificate of Amendment (the “Amendment”) with the Secretary of State of the State of Nevada twenty (20) days after the Definitive Information Statement is filed and mailed to Stockholders of Record.

No action is required by you.  The accompanying Information Statement is furnished only to inform our stockholders of the Name Change before it occurs, in accordance with the requirements of United States federal securities laws.  This Information Statement is being mailed on or about April 5, 2016, to all of the Company’s stockholders of record as of the close of business on April 1, 2016.

By:  Order of the Board of Directors.

/s/Gary Tilden
_____________________________________

Name:  Gary Tilden
Title:  Chief Executive Officer

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

RECOMMENDATION OF THE BOARD OF DIRECTORS
ACTIONS TO BE TAKEN

ACTION I - NAME CHANGE to “SIMLATUS CORPORATION”

AMENDMENT OF ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

The Board of Directors has determined that since the Company intends to focus on virtual and augmented reality applications, a change of the Company’s name will better reflect the nature of the Company’s new business direction.

Purpose of the Name Change

On March 25, 2016, the Company’s Board of Directors and the Majority Stockholders owning a majority of the Company’s voting securities approved a resolution authorizing the Company to amend the Articles of Incorporation to change the Company’s name to Simlatus Corp.  The Board believes that the Name Change better reflects the nature of the Company’s anticipated operations.

Amended Certificate of Incorporation

The Company has filed a Certificate of Amendment to the Articles of Incorporation with the State of Nevada in order to effect the Name Change.

ACTION BY BOARD OF DIRECTORS AND CONSENTING
MAJORITY STOCKHOLDERS

In accordance with Section 78.315 of the Nevada Revised Statutes (the “NRS”) on March 25, 2016, by written consent, the Board adopted resolutions approving an amendment to our Articles of Incorporation, as amended to date (the “Articles of Incorporation”) to effect a Name Change for the Company.

To obtain the approval of our stockholders for the Name Change, we could have convened a special meeting of our stockholders for the specific purpose of voting on the Name Change.  However, Section 78.320 of the NRS provides that any action that may be taken at any annual or special meeting of our stockholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action taken is signed by the holders of outstanding shares of voting capital stock having not less than the minimum number of votes that would be necessary to take such action.  To eliminate the costs and management time involved in holding a meeting and obtaining proxies and effect the Name Change as early as possible in order to accomplish the purposes hereafter described, we elected to utilize the written consent of the Majority Stockholders.

This Information Statement contains a brief summary of the material aspects approved by the Board and the Majority Stockholders.

INTRODUCTION

Grid Petroleum Corp., a Nevada corporation with principal executive offices located at 175 Joerschke Drive, Suite A, Grass Valley, California 95945 (the “Company”), is providing this Information Statement to you.  We encourage you to read this entire Information Statement carefully, any exhibits attached hereto and the documents referred to in this Information Statement.  You may obtain additional information about the Company by following the instructions in “Where You Can Obtain Additional Information” below.

The Board and Majority Shareholder have authorized the Name Change from Grid Petroleum Corporation to Simlatus Corporation.   Stockholders have no rights pursuant to the NRS, the Company’s Articles of Incorporation, or the Company’s Bylaws, to exercise dissenters’ rights of appraisal with respect to the Name Change.

On March 9, 2016, the Company entered into an Asset Purchase Agreement wherein, it purchased a certain Broadcast and Media IP, along with the “know how” of the IP.  The IP allows for both virtual and augmented reality applications and the Company believes that the change of name to Simlatus Corporation will more accurately describe the business the Company is engaged.

The name “Simlatus” derives from a combination of the Latin words “Sim” – Virtual and “Latus” – Augmented, thus, Simlatus being Virtual and Augmented Reality applications.  The Board believes the Name Change is necessary and advisable in order to more accurately describe the business the Company is engaged in.

Accordingly, it is the Board’s opinion that the Name Change will more accurately describe to our Shareholders and to the public the direction of our business.

VOTING PROCEDURES

Pursuant to the NRS and our governing documents, the affirmative vote of the holders of a majority of the voting power of our capital stock is sufficient to amend our Articles of Incorporation, which vote was obtained by the written consent of the majority voting power as described herein.  As a result, the amendment to our Articles of Incorporation has been approved and no additional votes will be needed.

REGULATORY APPROVAL

The Company is not aware of any material governmental or regulatory approval required for completion of the Name Change other than compliance with the relevant federal and state securities laws and the NRS.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATES UNTIL REQUESTED TO DO SO

OUTSTANDING SHARES AND VOTING RIGHTS

As of the date of this Information Statement, the Company’s authorized capitalization consisted of (i) 7,500,000,000 shares of common stock, of which 1,677,016,157 shares were issued and outstanding, and (ii) 20,000,000 shares of preferred stock, of which (a) 1,319,500 shares of Class A Non-Voting Convertible Preferred Stock are issued and outstanding and (b) 1,000 shares of Series B Voting Preferred Stock are issued and outstanding.

Common Stock

Each share of the Company’s common stock entitles its holder to one vote on each matter submitted to the Company’s stockholders.  Each share of the Company’s Series B Voting Preferred Stock entitles its holder to votes equal to and counted as 4 times the votes of all of the shares of the Company’s (i) common stock and (ii) other voting preferred stock issued and outstanding on the date of the vote or consent of each matter submitted to the Company’s stockholders.  However, because the Majority Stockholders has consented to the Name Change by written consent dated March 25, 2016, in lieu of a special meeting in accordance with Section 78.320 of the NRS, no other stockholder vote or consent will be solicited in connection with the Name Change.

Class A Non-Voting Preferred Stock

The holders of the Class A Non-Voting Convertible Preferred Stock have no voting rights.  Each share of the Class A Non-Voting Convertible Preferred Stock is convertible, during that period that begins on January 15, 2016, and terminates on February 15, 2016, at the option of the holder thereof, into one share of the Company’s common stock.

Series B Voting Preferred Stock

On July 1, 2015, by unanimous written consent of the Board (as permitted pursuant to Nevada law), the number, designation, rights, preferences and privileges of the Series B Voting Preferred Stock were established by the Board (as is permitted pursuant to Nevada law).

On July 1, 2015, the Company filed a Certificate of Designation with the Secretary of State of the State of Nevada (the “Certificate of Designation”) pursuant to which the Company set forth the voting powers, designations, preferences and relative rights of the Series B Voting Preferred Stock.

Among other things, each share of Series B Voting Preferred Stock has voting rights equal to and counted as 4 times the votes of all of the shares of the Company’s (i) common stock and (ii) other voting preferred stock issued and outstanding on the date of the vote or consent of each matter submitted to the Company’s stockholders.  For purposes of illustration only, if the total issued and outstanding shares of our Common Stock eligible to vote on the dates of a particular vote is 5,000,000, the voting rights of one share of the Series B Voting Preferred Stock is equal to 20,000,000.

By written consent of the Board, the Company issued 1,000 shares of Series B Voting Preferred Stock to the Majority Stockholder.  As a result of the voting rights granted to the Series B Voting Preferred Stock, the Majority Stockholder held approximately 99% of the total voting power of all issued and outstanding voting capital stock of the Company on July 1, 2015.

As of April 4, 2016, there were issued and outstanding (i) 1,677,016,157 shares of Common Stock; (ii) 1,219,500 shares of Class A Non-Voting Preferred Stock; and (iii) 1,000 shares of Series B Voting Preferred Stock.

Based on the foregoing, as of April 4, 2016, the total aggregate amount of votes entitled to vote regarding the approval of the Name Change was 6,708,064,628.  Pursuant to the NRS at least a majority of the voting equity of the Company, or at least 3,354,032,315 votes are required to approve the Name Change by written consent.  The Majority Stockholders, which held 5,031,048,471 votes equal to approximately 99% of the voting equity of the Company, have voted in favor of the Name Change, thereby satisfying the requirement pursuant to the NRS that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of the holder of Series B Voting Preferred Stock, the number of shares of Series B Voting Preferred Stock held by such holder, the total number of votes that such holder voted in favor of the Name Change and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof:

Name of Series B Voting Stockholder(1)	Number of Shares of Series B Voting Preferred Stock held	Number of Votes held by such Series B Voting Stockholder	Number of Votes that Voted in favor of the Name Change	Percentage of the Voting Equity that Voted in favor of the Name Change

Robert Stillwaugh	250	1,257,762,118	1,257,762,118	24.75%
Mike Schatz	250	1,257,762,118	1,257,762,118	24.75%
Gary Tilden	250	1,257,762,118	1,257,762,118	24.75%
Donna Marie Murtaugh	250	1,257,762,118	1,257,762,118	24.75%

(1)
Robert Stillwaugh, Mike Schatz, and Gary Tilden are all Officers and Directors of the Company.  Donna Marie Murtaugh does not have any other ownership interest in the Company, and there exists no other relationship or arrangement between Ms. Murtaugh and the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Company’s common stock owned on the Record Date by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Name and Address	Amount and Nature of Beneficial Ownership(1)	Percent of Class of Voting Power
Mr. Robert Stillwaugh Mr. Mike Schatz Mr. Gary Tilden Ms. Donna Marie Murtaugh (3) 175 Joerschke Drive, Suite A Grass Valley, California 95945	5,031,048,471(2)	99%
Mr. Tide Violette (4) Tide Pool Ventures Corporation 716 Yarmouth Road, Suite 210 Palos Verdes Estates, CA 90274	110,000,000	6.56%

(1) For purposes of this table, a person is deemed to have “beneficial ownership” of any shares as of a given date (a) which such person has the right to acquire within 60 days after such date, (b) over which such person has voting power or (c) over which such person has investment power, including disposition power. For purposes of computing the percentage of outstanding shares held by each person named above on a given date, any security which such person has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

 (2) Comprised of (a) 1,000 shares of Series B Voting Preferred Stock, which equals voting power of 5,031,048,471shares of common stock.

(3) Ms. Donna Marie Murtaugh has no other ownership in the Company and has no relationship with the Company other than the ownership of these shares.

(4) Todd Violette is the President of Tide Pool Ventures Corporation and has an interest in the Name Change of our Company as a result of his ownership of shares of our common stock, as set forth above.  However, we do not believe that Mr. Violette has an interest in the Name Change that is different from or greater than those of any other of our common stock holders.

DISSENTER’S RIGHTS

The Stockholders have no right under Nevada Corporate Law, the Company’s Articles of Incorporation consistent with above, or Bylaws to dissent from any of the provisions adopted in the Amendment.

Exchange Act Registration

We will continue to be subject to the periodic reporting requirements of the Exchange Act.  Our common stock is, currently, registered pursuant to Section 12(g) of the Exchange Act and, as a result, we are subject to periodic reporting and other requirements.  The Name Change will not affect the registration of our common stock pursuant to the Exchange Act.

Accounting Consequences

There will be no accounting consequences to our stock upon the effect of our Name Change.

No Going Private Transaction

The Board does not intend for the Name Change to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 promulgated pursuant to the Exchange Act.

EFFECTIVE DATE AND EFFECTS OF THE NAME CHANGE

Pursuant to Rule 14c-2 promulgated pursuant to the Exchange Act, the Name Change will not be effective until at least twenty (20) days after the date on which this Information Statement is filed with the Commission and a copy hereof has been mailed to each of our stockholders.  The Company anticipates that this Information Statement will be mailed or furnished to our stockholders on or about April 5, 2016.  Therefore, the Company anticipates that the Name Change will be effective on or about April 15, 2016, or such later date as all conditions and requirements to effectuate the Name Change are satisfied.  Notwithstanding the foregoing, we must notify the Financial Industry Regulatory Authority of the Name Change by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated effective date of the Name Change.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address.  This practice, known as “house-holding,” is designed to reduce our printing and postage costs.  However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered.  You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 175 Joerschke Drive, Suite A, Grass Valley, California 95945 or by calling the Company at (530) 205-3437.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

This Information Statement should be read in conjunction with certain reports that we previously filed with the Commission.  The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the Commission.  Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street NW, Washington, D.C. 20549.  Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street NW, Washington D.C. 20549, at prescribed rates.  The Commission maintains a website on the Internet (http://www.sec.gov) that contains the filings of issuers that file electronically with the Commission through the EDGAR system.  Copies of such filings may also be obtained by writing to GRID PETROLEUM CORP. at 175 Joerschke Drive, Suite A, Grass Valley, California 95945.

FORWARD-LOOKING STATEMENTS

This Information Statement and the documents to which we refer you in this Information Statement may contain forward-looking statements that involve numerous risks and uncertainties which may be difficult to predict. The statements contained in this Information Statement that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, including, without limitation, the management of the Company and the Company’s expectations, beliefs, strategies, objectives, plans, intentions and similar matters.  All forward-looking statements included in this Information Statement are based on information available to the Company on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology.

Forward-looking statements involve a number of risks and uncertainties, and actual results or events may differ materially from those projected or implied in those statements.

We caution against placing undue reliance on forward-looking statements, which contemplate our current beliefs and are based on information currently available to us as of the date a particular forward-looking statement is made.  Any and all such forward-looking statements are as of the date of this Information Statement.  We undertake no obligation to revise such forward-looking statements to accommodate future events, changes in circumstances, or changes in beliefs, except as required by law.  In the event that we do update any forward-looking statements, no inference should be made that we will make additional updates with respect to that particular forward-looking statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements may appear in the Company’s public filings with the SEC, which are available to the public at the SEC’s website at www.sec.gov.  For additional information, please see the section titled “Where You Can Obtain Additional Information” above.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement, which describes the purpose and effect of the above action.  Your consent to the above action is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our Stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.  Please carefully read this Information Statement.

By Order of the Board of Directors

April 4, 2016

/s/ Gary Tilden
______________________________________
By:  Gary Tilden
Chief Executive Officer